UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 7, 2008

ROCK ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23022	11-2740461
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)	Identification No.)

10375 Richmond, Suite 2100

Houston, Texas 77042

(Address of principal executive offices including Zip Code)

(713) 954-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Restated Certificate of Incorporation

Effective October 7, 2008, the Board of Directors (the “Board”) of Rock Energy Resources, Inc. (the “Corporation”) adopted the Restated Certificate of Incorporation (the “Restated Certificate”), which was filed with the Delaware Secretary of State on October 7, 2008, and a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.  The Restated Certificate incorporated all previous amendments to the Corporation’s Certificate of Incorporation, but made no additional amendments or modifications.

Amended and Restated Bylaws

Effective October 7, 2008, the Board adopted the Amended and Restated Bylaws of the Corporation (the “Amended Bylaws”), which amend and restate the provisions of the Corporation’s Bylaws in their entirety.  The Amended Bylaws contain the following provisions, among others:

•                  Special Meetings of Stockholders.  Though special meetings of the stockholders may be called by the Chairman of the Board, the President, or a resolution approved by a majority of the entire Board, the ability of the stockholders to call a special meeting is specifically denied under the Amended Bylaws. See Article II, Section 3.

•                  No Action Without Meeting. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. See Article II, Section 12.

•                  Quorum for Board Meetings. The quorum requirement for the transaction of business at  meetings of the Board is a majority of the directors.  See Article III, Section 6.

•                  Notice Requirement for Stockholder Proposals. The Amended Bylaws set out in great detail the required procedures for annual meetings of the Corporation’s stockholders.  Among other things, the Amended Bylaws require that notice be delivered to the Corporation (between 90 and 120 days before the anniversary of the immediately preceding annual meeting) of any business to be brought before an annual meeting by a stockholder. See Article II, Sections 5(a)(1)—(3).

•                  Interested Director Transactions.  The Amended Bylaws contain language allowing for the validation of transactions between the Corporation and one or more directors, provided that the directors’ interests have been disclosed to or are known by the Board, and that the transactions have been approved by a majority of non-interested directors.  See Article III, Article VII.

•                  Indemnification.  Under the Amended Bylaws, the provisions for indemnification of directors and officers of the Corporation expressly provide for, among other things, the right of an indemnitee to bring suit against the Corporation for non-payment under the indemnification provisions, the non-exclusivity of rights provided to persons covered by the indemnification provisions, and the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (subject to certain qualifications). See Article VII.

                The foregoing description of the amendments is only a summary thereof and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

3.1	Restated Certificate of Incorporation of Rock Energy Resources, Inc.
3.2	Amended and Restated Bylaws of Rock Energy Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK ENERGY RESOURCES, INC.

Dated: October 14, 2008	By:	/s/ Rocky V. Emery
Name: Rocky V. Emery
Title: Chief Executive Officer